Exhibit 99.1

Perry Ellis International Announces Preliminary Full Year and Fourth Quarter Results for Fiscal 2008

•	Confirms Fiscal 2008 earnings per share guidance of $1.78 to $1.81– approximately a 14% increase
•	Record revenues for Fiscal 2008 at $864 million – a 4% increase
•	Company to host investors’ breakfast at MAGIC trade show
•	Full Fiscal 2008 Results and Fiscal 2009 Guidance to be released on March 17, 2008

Perry Ellis International, Inc. (NASDAQ:PERY) announced today that, based on preliminary estimates, the Company anticipates total revenue for the twelve months ended January 31, 2008 (“Fiscal 2008”) to be approximately $864 million, compared to $830 million for the twelve months ended January 31, 2007 (“Fiscal 2007”). This represents an increase of approximately 4% over the same period last year. Also, based on preliminary estimates, the Company expects earnings per fully diluted share at the announced range of $1.78 to $1.81, compared to $1.45 per fully diluted share during Fiscal 2007 or approximately a 14% increase over pro forma earnings per fully diluted share of $1.58. Last year’s pro forma results exclude the impact of $3.0 million in debt extinguishment costs ($1.9 million net of taxes or $0.13 per fully diluted share) incurred as a result of the March 2006 prepayment of the Company’s $57 million senior secured notes.

The Company ended Fiscal 2008 in a very strong financial position. Working capital requirements were significantly reduced, with inventories down to approximately $135 million compared to $139.7 million in January 31, 2007, and accounts receivables reduced to approximately $138 million compared to $157.1 million at the end of Fiscal 2007. Strong cash flows also allowed the Company to completely pay-off its credit facility as of January 31, 2008.

“We are extremely proud of the results achieved during Fiscal 2008. We grew revenues and earnings to record levels despite the current retail environment and solely through organic initiatives, demonstrating the strength of our growth platforms and business model,” George Feldenkreis, chairman and CEO, commented. “Perry Ellis International is now enjoying its strongest financial situation in Company history, and with the addition of Laundry and C&C California we look forward to a better Fiscal 2009 and beyond.” Mr. Feldenkreis concluded.

For the fourth quarter ended January 31, 2008, the Company expects revenues of approximately $212 million compared to $231.6 million for the fourth quarter ended January 31, 2007. This represents a decrease of approximately $19 million over the Company’s revenues for the same period last year. This decrease includes the exit of bottoms private label programs at mass merchants, as well as the anticipated reduction of bottoms replenishment programs at mid-tier retailers.

“Our strategy of reducing exposure to low margin businesses and in particular, private label is key for Perry Ellis International’s long term success,” said Oscar Feldenkreis, president and COO. “We are committed to increasing the allocation of resources to our growth platforms – Perry Ellis Collection, Golf, Hispanic, Swim, Retail and now Contemporary. These businesses carry better margins and have been performing at or above plan, leading to sustained growth in revenue and earnings.”

The Company announced that earnings per fully diluted share are projected to meet or beat current mean estimate on First Call of $0.61 for fourth quarter of Fiscal 2008.

“We recognize that the first half of Fiscal 2009 will be challenging, however, current bookings and initial readings indicate that this year’s first half should be at least equal, if not better than first half of last year. We will provide full guidance during our March 18th release call.” Mr. Feldenkreis concluded

Perry Ellis International to Present at Annual MAGIC Trade Show

The Company also announced today that it will host a breakfast presentation for investors at the MAGIC trade show in Las Vegas, Nevada on February 13th at 8:00 a.m. PST (11 a.m. EST, 10 a.m. CST). A link to the PowerPoint slides delivered at the presentation can be found under the presentations section on the homepage of the Company’s website at http://www.pery.com for 15 days.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories, and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress and casual pants and shorts, jeans wear, active wear and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands including Perry Ellis®, Jantzen®, Laundry® by Design, C&C California®, Cubavera®, Munsingwear®, Savane®, Original Penguin®, Grand Slam®, Natural Issue®, Pro Player®, the Havanera Co. ®, Axis®, Tricots St. Raphael®, Gotcha®, Girl Star® and MCD®. The Company enhances its roster of brands by licensing trademarks from third parties including Dockers® for outerwear, Nike® and JAG® for swimwear, and PING® and PGA TOUR® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to integrate acquired businesses, trademarks, tradenames and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

CONTACT:

Perry Ellis International Investor Relations

Francisco G. Hoffmann, 305-873-1365

SOURCE: Perry Ellis International